UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24647 (Commission File Number)	77-0328533 (IRS Employer Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 31, 2006, Terayon Communication Systems, Inc. (“Terayon”) received a letter from The NASDAQ Stock Market notifying Terayon that the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to de-list Terayon’s securities from The NASDAQ National Market effective as of the opening of business on Tuesday, April 4, 2006. As previously disclosed, Terayon failed to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as required by NASDAQ Marketplace Rule 4310(c)(14), and Terayon failed to solicit proxies and hold an annual shareholders’ meeting during 2005 as required by NASDAQ Marketplace Rule 4350(g) and Rule 4350(e), respectively. As previously announced, Terayon had communicated to the Panel that it would not be able to restate its financial statements for the fiscal year ended December 31, 2004, the four quarters of fiscal 2004 and the first two quarters of fiscal 2005 by the March 31, 2006 deadline set by the Panel, nor would Terayon be able to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, or the proxy statement for the 2005 annual shareholders’ meeting by the deadline.
Terayon intends to appeal the Panel’s decision to the NASDAQ Listing and Hearing Review Council (the “Review Council”); however, this appeal will not stay the ruling of the Panel. There can be no assurances that the Review Council will grant Terayon’s appeal.
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated April 3, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on April 3, 2006 entitled “Terayon Communication Systems Receives Delisting Notice From NASDAQ”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 3, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
Name:	Mark Richman
Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MARCH 31, 2006

Exhibit	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on April 3, 2006 entitled “Terayon Communication Systems Receives Delisting Notice From NASDAQ”